As filed with the Securities and Exchange Commission on May 15, 2017

Registration No. 333-217910

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	7374	81-3693660
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

175 West Jackson Boulevard, Suite 800

Chicago, Illinois 60604

(312) 601-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James F. Rogers

175 West Jackson Boulevard, Suite 800

Chicago, Illinois 60604

(312) 601-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Igor Kirman

Victor Goldfeld

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000 (Telephone)

(212) 403-2000 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐

Smaller reporting company	☐	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely to file Exhibits 99.1 to 99.6 to this Registration Statement on Form S-1 (Registration Statement No. 333-217910), and no changes or additions are being made hereby to the prospectus constituting Part I of the registration statement. Accordingly, the prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Item	Amount
Securities and Exchange Commission registration fee	$272.26
Legal fees and expenses	$50,000
Accounting fees and expenses	$10,000
Printing expenses	$25,000
Total	$85,272.26

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Cars.com’s amended and restated certificate of incorporation and by-laws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Cars.com, or for serving at Cars.com’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Cars.com’s amended and restated certificate of incorporation and by-laws also provide that Cars.com must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. Cars.com’s amended and restated certificate of incorporation expressly authorize Cars.com to carry directors’ and officers’ insurance to protect Cars.com, its directors, officers and certain employees for some liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On August 26, 2016, Cars.com issued 100 shares of its common stock to TEGNA for total consideration of $100.00. Pursuant to Section 4(a)(2) of the Securities Act, Cars.com did not register the issuance of the shares under the Securities Act because such issuance did not constitute a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See Exhibit Index.

(b) Financial Statement Schedules

None.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 15, 2017.

Cars.com Inc.

By:	/s/ Alex Vetter
Name: Alex Vetter
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on May 15, 2017.

Signature	Title	Date

/s/ Alex Vetter	President and Chief Executive Officer (Principal Executive Officer)	May 15, 2017
Alex Vetter

/s/ Becky A. Sheehan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2017
Becky A. Sheehan

/s/ Gracia C. Martore	Director	May 15, 2017
Gracia C. Martore

/s/ Todd A. Mayman	Director	May 15, 2017
Todd A. Mayman

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between TEGNA Inc. and Cars.com Inc. (incorporated by reference to Exhibit 2.1 of Amendment No. 2 to Cars.com Inc.’s Registration Statement on Form 10 filed on February 3, 2017, File No. 001-37869).

3.1	Form of Amended and Restated Certificate of Incorporation of Cars.com Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

3.2	Form of Amended and Restated By-Laws of Cars.com Inc. (incorporated by reference to Exhibit 3.2 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.+

10.1	Form of Transition Services Agreement by and between TEGNA Inc. and Cars.com Inc. (incorporated by reference to Exhibit 10.1 of Amendment No. 2 to Cars.com Inc.’s Registration Statement on Form 10 filed on February 3, 2017, File No. 001-37869).

10.2	Form of Tax Matters Agreement by and between TEGNA Inc. and Cars.com Inc. (incorporated by reference to Exhibit 10.2 of Amendment No. 2 to Cars.com Inc.’s Registration Statement on Form 10 filed on February 3, 2017, File No. 001-37869).

10.3	Form of Employee Matters Agreement by and between TEGNA Inc. and Cars.com Inc. (incorporated by reference to Exhibit 10.3 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on February 3, 2017, File No. 001-37869).

10.4	Form of Cars.com Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.5	Form of Cars.com Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.5 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.6	Restricted Stock Unit Award Agreement, effective as of January 1, 2017, between Cars.com Inc. and Alex Vetter (incorporated by reference to Exhibit 10.6 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.7	Cars.com, LLC Share Appreciation Rights Plan (incorporated by reference to Exhibit 10.7 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.8	Share Appreciation Rights Award Agreement (2015 – 2017 Performance Period), dated as of January 1, 2016, between Cars.com, LLC and Alex Vetter (incorporated by reference to Exhibit 10.8 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.9	Share Appreciation Rights Award Agreement (2015 – 2017 Performance Period), dated as of January 1, 2016, between Cars.com, LLC and John Clavadetscher (incorporated by reference to Exhibit 10.9 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.10	Share Appreciation Rights Award Agreement (2016 – 2018 Performance Period), dated as of January 1, 2016, between Cars.com, LLC and Alex Vetter (incorporated by reference to Exhibit 10.10 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.11	Share Appreciation Rights Award Agreement (2016 – 2018 Performance Period), dated as of January 1, 2016, between Cars.com, LLC and John Clavadetscher (incorporated by reference to Exhibit 10.11 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.12	Cars.com, LLC Long Term Incentive Plan (incorporated by reference to Exhibit 10.12 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.13	Employment Agreement, dated as of November 4, 2014, between Cars.com, LLC and Alex Vetter (incorporated by reference to Exhibit 10.13 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.14	Letter Agreement, dated as of November 2, 2016, between Cars.com, LLC and Alex Vetter (incorporated by reference to Exhibit 10.14 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.15	Letter Agreement, dated as of November 21, 2016, between Cars.com, LLC and Becky Sheehan (incorporated by reference to Exhibit 10.15 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.16	Letter Agreement, dated as of June 1, 2016, between Cars.com, LLC and John Clavadetscher (incorporated by reference to Exhibit 10.16 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

10.17	Letter Agreement, dated as of September 23, 2016, between Cars.com, LLC and Jim Rogers (incorporated by reference to Exhibit 10.17 of Amendment No. 4 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 27, 2017, File No. 001-37869).

21.1	Subsidiaries of Cars.com Inc. (incorporated by reference to Exhibit 21.1 of Amendment No. 3 to Cars.com Inc.’s Registration Statement on Form 10 filed on April 12, 2017, File No. 001-37869).

23.1	Consent of Ernst & Young LLP.+

23.2	Consent of PricewaterhouseCoopers LLP+

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).+

99.1	Consent of T. Alex Vetter to be named as director.*

99.2	Consent of Donald A. McGovern, Jr. to be named as director.*

99.3	Consent of Greg Revelle to be named as director.*

99.4	Consent of Jill Greenthal to be named as director.*

99.5	Consent of Scott Forbes to be named as director.*

99.6	Consent of Thomas Hale to be named as director.*

*	Filed herewith.
+	Previously filed.